UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Airgas, Inc.

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This presentation was used prior to the increase in Air Products’ offer.

Airgas

Setting the Record Straight

September 5, 2010

Airgas

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.

Airgas

We continue to protect our shareholders from Air Products’ grossly inadequate offer

Airgas will entertain an appropriate offer; Air Products has failed to make any such offer

Meeting date consistent with Delaware law

2010 annual meeting is scheduled for the first full week after the Labor Day holiday in order to maximize shareholder participation

AIR PRODUCTS Risk Metrics Meeting

Airgas’ delay tactics not in shareholder interest

- Airgas; first action in response to our public offer was to pursue litigation

- Airgas has refused to discuss any aspect of our offers despite our clearly stated flexibility regarding price and form of consideration

- Airgas has refused to form an independent Board committee despite possibility of founder, Chairman and CEO’s interests not being aligned with other shareholders

- Airgas amended bylaws on April 7, 2010, in order to delay its 2010 annual meeting date

Airgas continues to deprive shareholders of their right to decide

- Refused to rescind “poison pill” shareholder rights plan

- Rejected Air Products’ request to hold 2010 annual meeting no later than August 18, 2010 (one year anniversary of 2009 annual meeting)

- Rejected Air Products’ request that director nominees not elected by shareholders at 2010 annual meeting not be reappointed for at least three years

Airgas’ Chairman and CEO is the largest holder of Airgas stock. His interests are squarely aligned with our shareholders, except for Air Products

Airgas

Air Products has resorted to using dated financial metrics in an attempt to support its grossly inadequate offer

Air Products has ignored Airgas’ most recent results and based their valuation on Airgas’ LTM March EBITDA and net debt in an attempt to negate the impact of Airgas’ improved operating performance

AIR PRODUCTS Risk Metrics Meeting

Compelling valuation multiple

Airgas implied firm value and multiples

($ in millions, except per share amounts)

Share price

Diluted shares outstanding (mm)

Equity value

Add: Net debt

Firm value

LTM EBITDA

Firm value / LTM EBITDA

Unaffected Airgas

$43.53

84.5

$3,679

$1,849

$5,528

$672

8.2x

Air Products’

July 8th offer

$63.50

86.4

$5,488

$1,758

$7,246

$665

10.9x

Source: Airgas filings

Notes: Airgas unaffected date as of 02/04/2010 LTM EBITDA and balance sheet information as of 12/31/2009

Current offer announced on 07/05/2010 LTM EBITDA and balance sheet information as of 03/31/2010. The initial recent date for which public filings were available at the time of announcement

LTM EBITDA and balance sheet information as of 03/31/2010

Over the last quarter, the increase in LTM EBITDA and decrease in net debt imply ~$4.40 of incremental value per share based on APD’s implied proposed, and dated, 10.9x LTM EBITDA multiple

Airgas’ LTM EBITDA increased $26 million and net debt decreased $94 million from the LTM March period to the LTM June period

Air Products based its valuation on trough earnings, which does not give Airgas credit for its strong operating performance since the initial offer

* See attached reconciliation of non-GAAP measures.

Airgas

Airgas’ strong performance reduces Air Products’ proposed multiple

Offer Price

Diluted Shares outstanding (mm)

Equity Value

Add: Net Debt

Implied Enterprise Value

LTM EBITDA

Implied Enterprise Value / LTM EBITDA

Air Products’ July 8th Offer

LTM 3/31/2010

$63.50

86.4 $5,486

1,758 7,244 665

10.9x

6/30/2010

$63.50

86.4 $5,486

1,663(1) 7,150 691

10.4x

LTM 9/30/2010E

$63.50 86.4 $5,486

1,600(2) 7,086 709(3)

10.0x

12/31/2010E

$63.50

86.4 $5,486

1,600(2) 7,086 732(3)

9.7x

Airgas expects to increase shareholder value as we continue to de-lever and grow EBITDA

By seeking to force an opportunistic transaction early in Airgas’ earnings recovery, Air Products’ offer is attempting to transfer more than one turn of EBITDA in value from Airgas shareholders to Air Products

Note: Dollars in millions, except per share data

1 Net debt as of 6/30/2010.

2 Estimated Net debt as of 8/31/2010.

3 Based on FactSet consensus.

* See attached reconciliation of non-GAAP measures.

Airgas

Air Products’ incomplete and disingenuous analysis once again is designed to mislead

Non-Comparable Precedents

BOC Gazy and Air Liquide Industrial Gas are not comparable in size and scope to Airgas

Air Products’ proposal for Airgas implies a ~$7 billion transaction value; BOC Gazy and Air Liquide Industrial Gas were ~$500 million in transaction value

Airgas’ national footprint drives synergy potential. We believe it is the “last house on the peninsula” and can’t be replicated organically

The BOC Gazy and Air Liquide Industrial Gas were subscale regional consolidation plays

* See attached reconciliation of non-GAAP measures.

Excluded Transaction

The last time Air Products attempted to acquire a strategic gas company of scale

(BOC Group) it offered 11.4x LTM EBITDA LTM EBITDA. APD has excluded the transaction from this analysis

AIR PRODUCTS

Risk Metrics Meeting

Compelling valuation multiple relative to precedent transactions

Precedent transaction values and multiples

Ann. Date

01/08/07

01/24/06

10/07/04

01/20/04

08/16/99

02/05/10

Acquiror

Air Products

Linde

Praxair

Air Liquide

Linde

Air Products

Target (Parent)

BOC Gazy Sp Industrial Gas

BOC Group PLC

Air Liquide SA-Industrial Gas

Messer Griesheim-gas oper.

AGA

High

Median

Low

Airgas

Transaction value

($bn)

$0.5

16.4

0.6

3.3

4.5

$7.2

Transaction value/ LTM EBITDA

9.7x

10.9x

8.0x

10.1x

10.4x

10.9x

10.1x

8.0x

10.9x

Source: Company filings, equity research, press releases, investor presentations

Note: Airgas transaction value based on $63.50 offer price (increased on 07/06/2010); LTM EBITDA and balance sheet information as of 03/31/2010, the most recent date for which public filings were available at the time of announcement

Miscalculation

We calculate the Linde / BOC Group multiple to be 11.7x LTM EBITDA

Calculated Using Dated Financial Metrics

The implied June 30 LTM EBITDA multiple for Airgas is 10.4x. The implied Sept. 30 LTM EBITDA multiple for Airgas is 10.0x, which compares to 10.9x LTM March 30 EBITDA

* See attached reconciliation of non-GAAP measures.

Airgas

Airgas should be compared to highly strategic transactions

Industrial Gas Transactions – Enterprise Value / LTM EBITDA

11.4x

10.2x

10.1x

11.7x

We believe Airgas’ scarcity value is more comparable to BOC Group’s

Target

Acquirer

Announcement Date

Enterprise Value

BOC Group 1

Air Liquide & Air Products

Jul-99

$13,058

AGA

Linde AG

Aug-99

$4,507

Messer Greisheim

Air Liquide

Jan-04

$3,369

BOC Group 2

Linde AG

Jan-06

$16,365

Source: Company filings and press releases. Note: Dollars in millions.

1 Transaction was terminated.

2 Based on EBITDA including earnings from Joint Ventures and Associate stakes.

Airgas

Compelling to whom?

Premium to what?

Air Products’ advertised “premium” ignores improving operating performance, debt pay-down and increases in peer equity values

APD Offer: $63.50

$43.53

$12.59

$2.16

June 2010 quarterly adjusted EPS was $0.83 on record EBITDA margins of 18.1%

Last quarterly period in which Airgas achieved similar EPS ($0.81 per share) on EBITDA margins of

16.8% was June 2008

$61.49

$66.67

Pre-Announcement Price1

Change in Peer Valuation2

Debt Pay-Down3

30 Day June 2008 VWAP4

Current Stock Price

Premium/(Discount) 3.3% (4.8%)

1 As of February 4, 2010.

2 Based on median CY 2011 EV/EBITDA multiple of Linde, Praxair, and Air Liquide as of 9/3/2010 and last-five-years median discount of next-twelve-months EV/EBITDA multiple of Airgas relative to median peer multiple as of 2/4/2010 less impact from Airgas debt pay-down captured separately.

3 Change in Airgas net debt since 2/4/2010 divided by diluted shares of 86 million.

4 30-Day June 2008 VWAP represents the last quarterly period in which Airgas achieved similar EPS ($0.81 per share) on EBITDA margins of 16.8%.

* See attached reconciliation of non-GAAP measures.

AIR PRODUCTS

Risk Metrics Meeting

Compelling premium to every metric

Current Offer Premium

$63.50 45% 142% 25% 51% 38% 18%

$43.53 $26.29 $51.00 $42.11 $46.00 $53.01

13

Airgas

Air Products’ choice of premiums is significantly below recent strategic precedents

Air Products’ advertised “premium” ignores improving operating performance, debt pay-down and increases in peer equity values

Air Products’ stale data reflects premiums paid in transactions announced in the six months ending June 30, 2010. In the two months since that date, the rate of M&A volume has increased 34%

Risk Metrics Meeting

significantly higher than precedents

46% 28% 30% 16% 28% 28% 17% 25%

Current offer U.S. all deals U.S. all-cash deals U.S. all-stock deals U.S. all friendly deals U.S. all unsolicited deals Global all friendly deals Global all unsolicited deals

Source: Deologic Analytics

Rank eligible deals with value greater than $10mm

Note: Includes public deals where initial stake is 50% and final stake is 51% includes only deals for which Deologic data is available; data represents median of all deals for YTD through June 30th, 2010 14

Premiums based on thin markets, such as the first half of 2010, are unreliable and potentially misleading

Air Products’ data set includes many small transactions that are not comparable to a large-scale, highly strategic company such as Airgas

June 30th, 2010 value greater than $10mm

Since the M&A market has re-opened, comparable highly strategic transactions across a variety of industries have priced at a median premium of 43% over current stock prices

Note: Comprised of deals with U.S. or Canadian targets since June 30, 2010 larger than $1 billion. Excludes: asset sales; financials; related party transactions; and transactions involving distressed targets. Premiums calculated in local currencies.

Airgas

Air Products’ advertised “premium” ignores improving operating performance, debt pay-down and increases in peer equity values

Peer equity performance alone accounts for more than 60% of APD’s advertised premium

46% Premium

29% Change in Peer Valuation

5% Change in Peer Valuation

AIR PRODUCTS Risk Metrics Meeting

Premium compelling even after reflecting change in peer share prices since initial offer

From February 4, 2010 to August 27, 2010

15

Airgas

Airgas has been able to drive superior growth irrespective of emerging market exposure

AIR PRODUCTS RISK METRICS MEETING

Growth from emerging markets is driving peer performance while Airgas is a U.S business

Airgas

FY 20101 Sales FY1Q11 vs. FY1Q10 (% growth)

Rest of world 2%

US 96%

7% Total

Air Liquide

FY 2009 Sales

ME & Africa 2%

Asia Pacific19%

Americas 22%

Europe 57%

1H10 vs.1H09 (%growth)

25% Asia Pacific

10% Americas

10% Total

Praxair

FY 2009 Sales2

Asia 10%

S. America 19%

Europe 15%

North America 55%

2Q10 vs. 2Q09 (%growth)

26% Asia

11% North America

12% Total

Linde

FY 2009 Sales

South Pacific & Africa 16%

Asia & Eastern Europe 20%

Americas 22%

Western Europe 42%

1H10 vs. 1H09(% growth)

13% Asia & Eastern Europe

7% Americas

6% Total

Source: Company filings, company earnings releases, investor presentations

Note: Year over year sales growth excluded items that effect comparability such as currency effects, natural gas pricing, cost-pass through, acquisitions, etc: Air Liquide sales growth relates to Gas & Service sales; Linde sales growth relates to Gases Division sales growth

1 Represents period ending 03/31/10

2 Excludes Surface Technologies

16

EBITDA Growth – Calendar YTD1

Operating momentum from improving economic environment and realization of significant fall through

21.1% LIN

18.4% AL

15.7% ARG

5.2% PX

4.1% APD

EPS Growth – Calendar YTD1

Exceeded the high end of guidance and consensus estimates by 15% for June quarter

41.3% LIN

27.7% ARG

9.6% PX

5.8% AL

0.6% APD

Source: Company filings.

1 Represents growth between December 31, 2009 and the latest reported quarter.

* See attached reconciliation of non-GAAP measures.

Airgas

Airgas’ SSS growth assumptions have been reaffirmed by recent performance

Last quarter’s SSS growth of 6% is in line with performance in the prior recovery;

Current performance continues to track forecast

No real direct exposure to residential construction, commercial real estate and the retail segments of the economy

We have just successfully implemented a June 1st nationwide price increase

Airgas averaged annual SSS growth of 7% in the last economic expansion (2003-2008)

There are ~900 independent packaged gas businesses in the U.S. accounting for ~50% of the market; as well as many attractive opportunities in adjacencies and alternate geographies

Our forecast is based on: SSS growth comparable to prior recoveries; demonstrated operating leverage; continued focus on cutting operating costs; maintaining a higher margin business mix; realization of anticipated returns on capital investments made in recent years

AIR PRODUCTS

Risk Metrics Meeting

Airgas’ CY 2012 earnings forecast is based on aggressive sales growth assumptions

Assumes same store sales (SSS) growth rate of 7%, higher than the 6% SSS growth rate achieved in the significantly stronger 2003 - 2005 recovery

Current economic recovery is weaker than 2003 - 2005 due to:

Significantly higher unemployment

Non-existent housing recovery

Deflationary pressures

Less favorable pricing environment today vs. 2003 - 2005

Airgas’ historical net sales growth has largely been driven by acquisitions not organic growth

SSS growth average of only 2% from 2001 - FY 2010

SSS growth has contributed only ~20% of Airgas’ increase in net sales over the past 10 fiscal years on average - acquisitions accounted for ~80%

Airgas’ estimated acquired sales CAGR of ~3% is lower than its SSS growth expectations

No sizeable acquisition since Airgas bought Linde’s U.S. gas business in 2007, suggesting a more challenging environment for attractive acquisitions

Airgas’ aggressive CY 2012 earnings forecast should be appropriately risk-adjusted

Airgas

Air Products has misrepresented Analysts’ views of our standalone valuation

Air Products mischaracterizes analysts’ views of temporary, technical trading dynamics relative to fundamental, stand-alone valuation To support these claims, Air Products selectively cites out-dated reports

The most recent analyst report to address Airgas’ stand-alone valuation notes:

“…if there were no offer and Airgas was being valued on its earnings power alone based on our forecasts and its own estimates of SAP contribution, we would probably estimate a fair value of $65–$70. And at a minimum, we think Air Products should pay a control premium on top of that”

– Holden Lewis, BB&T, September 3, 2010

Pre-offer analyst consensus 12-month price target was $55 with a consensus NTM EPS estimate of $2.93 – The current consensus NTM EPS estimate is $3.35

AIR PRODUCTS

Risk Metrics Meeting

Analysts put Airgas’ full value below current market price - not a single analyst “Buy” rating

Analyst

Laurence Alexander

Jeffrey Germanotta

Thomas L. Hoyes

Michael J. Sison

Holden Lewis

Davis J. Monthay

Mark Goley

Edward H. Yang

David Beigheiler

Michael J. Harrison

Firm Name

Jefferies

William Blair

Piper Jeffrey

KeyBanc

BB & T

Robert W. Baied

Gulley & Associates - Soleil

Oppenheimer

Deutsche Bank

First Analysis Securities

Date

08/24/10

07/23/10

07/22/10

07/22/10

07/22/10

07/22/10

07/21/10

07/21/10

07/21/10

07/21/10

Airgas Price at Report Date

$66.45

65.46

65.16

65.16

65.16

65.16

64.73

64.73

64.73

64.73

Analyst Recommendation

Hold

Hold

Hold

Hold

Hold

Hold

Hold

Hold

Hold

N/A

Standalone Valuation

$45.00

N/A

45.00

N/A

65.00

N/A

47.26

N/A

46.00

N/A

Median analyst estimate of Airgas’ standalone value is $46.00

Source: Wall Street

Notes: Standalone valuation represents estimate of share price assuming no outstanding bid

18

Source: Thompson Reuters First Call.

Airgas

The market believes the offer undervalues Airgas

Our shares have closed at a premium to APD’s proposals every day, with the exception of one, since the initial offer

Air Products’ stated “premium” ignores improving operating performance, debt pay-down and increases in peer equity values

APD’s methodology excludes change of control premium / value for synergies

AIR PRODUCTS

Risk Metrics Meeting

Only Airgas’ Management and Board believe our price is “ not even close”, but…

The market believes we are close on price

Stock has traded at a volume-weighted average price of $62.58 prior to our increase and at a volume-weighted average price of $65.35 since our increase

– It is our offer that is driving price, not a view of the fundamental value of Airgas

Analysts believe we are close on price

Analyst estimates of standalone value of $46.00

Not a single analyst has a “Buy” rating on Airgas stock

Comparison to historical transactions demonstrates we are close price

Premium to unaffected price of 46% well above averages

Multiple of 10.9x LTM EBITDA at time of $63.50 offer is well above median multiple precedent transactions

And Airgas’ future earnings forecast indicates we are close on price

Applying any reasonable multiple and discount rate to Airgas’ aggressive forecast earnings of $4.20 in CALENDAR YEAR 2012 yields values below our current offer price

- This is without risk-adjusting Airgas’ aggressive earnings forecast

Consensus analyst estimates corroborate our achievable forecast

Analysts typically suspend price targets and ratings during deals; however recent reports indicate mid-to-high $60s per share in fundamental value

Airgas

We encourage Airgas shareholders not to support Air Products’ grossly inadequate offer

Air Products Risk Metrics Meeting

Now is the realize the value of our

We ask for a vote “FOR and our other proposals

24

We recommend that you discard any Gold proxy cards you receive and promptly vote the WHITE proxy card

“FOR” the three highly qualified Airgas Directors and “AGAINST” Air Products’ proposed By-Law amendments

Airgas

Appendix

Airgas

Non-GAAP Reconciliations:

LTM Adj EBITDA, Adj EBITDA Growth Since Dec.31, 2009, Adj EBITDA Increase Since Mar. 31, 2010, and Adjusted EPS

LTM Adj EBITDA, Adj EBITDA Growth Since Dec. 31, 2009, & LTM Adj EBITDA Increase Since Mar. 31, 2010

	Three Months Ended						Twelve Months Ended		
	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010	Dec. 31, 2009	Mar. 31, 2010	Jun. 30, 2010
Operating income	$ 114,506	$ 107,909	$ 109,817	$ 99,989	$ 81,883	$ 122,751	$ 432,221	$ 399,598	$ 414,440
Costs related to unsolicited takeover attempt	-	-	-	-	23,435	3,787	-	23,435	27,222
Multi-employer pension plan withdrawal charges	-	-	1,700	4,950	-	3,204	6,650	6,650	9,854
Adjusted operating income	114,506	107,909	111,517	104,939	105,318	129,742	438,871	429,683	451,516
Depreciation and amortization	57,541	56,399	58,124	59,453	60,973	60,467	231,517	234,949	239,017
Adjusted EBITDA	**$ 172,047**	**$ 164,308**	**$ 169,641**	**$ 164,392**	**$ 166,291**	**$ 190,209**	**$ 670,388**	**$ 664,632**	**$ 690,533**
Adjusted EBITDA growth since Dec. 31, 2009						**15.7%**			
LTM Adjusted EBITDA increase since Mar. 31, 2010									**$ 25,901**

Adjusted Earnings Per Diluted Share

	Three Months Ended							
	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009	Sep. 30, 2009	Dec. 31, 2009	Jun. 30, 2010
Earnings per share	$ 0.81	$ 0.86	$ 0.76	$ 0.68	$ 0.66	$ 0.65	$ 0.56	$ 0.76
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	0.03
Losses on early extinguishment of debt	-	-	-	-	-	0.02	0.05	0.02
Multi-employer pension plan withdrawal charges	-	-	-	-	-	0.01	0.04	0.02
Adjusted EPS	**$ 0.81**	**$ 0.86**	**$ 0.76**	**$ 0.68**	**$ 0.66**	**$ 0.68**	**$ 0.65**	**$ 0.83**
Adjusted EPS growth since Dec. 31, 2009								**27.7%**

16

Airgas

Non-GAAP Reconciliations:

Quarterly Operating Income to Adjusted Operating Income and Adjusted EBITDA

(In millions)

Quarter Ended	Jun-07	Sep-07	Dec-07	Mar-08	Jun-08	Sep-08	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10
Sales	918	1,011	1,011	1,090	1,120	1,165	1,082	995	982	965	945	983	1,053
Operating income	$ 111	$ 115	$ 118	$ 131	$ 135	$ 145	$ 131	$ 115	$ 108	$ 110	$ 100	$ 82	$ 123
Add:													
Costs related to unsolicited takeover attempt	-	-	-	-	-	-	-	-	-	-	-	23	4
Multi-employer pension plan withdrawal charges	-	-	-	-	-	-	1	-	-	2	5	-	3
Adjusted operating income	111	115	118	131	135	145	132	115	108	112	105	105	130
Add:													
Depreciation & amortization	44	49	48	49	54	55	55	58	56	58	59	61	60
Adjusted EBITDA	155	164	166	180	189	200	187	173	164	170	164	166	190
Adjusted Operating Margin	12.1%	11.4%	11.7%	12.0%	12.1%	12.4%	12.2%	11.6%	11.0%	11.6%	11.1%	10.7%	12.3%
Adjusted EBITDA Margin	16.9%	16.2%	16.4%	16.5%	16.8%	17.2%	17.2%	17.3%	16.7%	17.6%	17.4%	16.9%	18.1%

The Company believes the above adjusted operating margin and adjusted EBITDA margin computations help investors assess the Company's operating performance without the impact of charges associated with the Company's withdrawal from multi-employer pension plans and costs related to Air Products' unsolicited takeover attempt. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA metric may be different from adjusted EBITDA metrics provided by other companies. Certain reclassifications have been made to prior period financial statements to conform to the current presentation.

17

Airgas

Non-GAAP Reconciliations:

Net Debt

Net Debt

(In millions)

Current portion of long-term debt

Long-term debt, excluding current portion (1)

Net debt

Securitization of trade receivables

Adjusted debt

Less: Cash

Net debt

(Decrease) in net debt since Mar. 31, 2010

(Decrease) in net debt since Dec. 31, 2009

Dec. 31, 2009

$ 10 1,604 1,614 268 1,882 34 $ 1,849

Mar. 31, 2010

$ 10 1,499 1,510 295 1,805 47 $ 1,758

Jun. 30, 2010

$ 10 1,712 1,721 - 1,721 58 $ 1,663

$ (94)

$ (185)

Aug. 31, 2010 Est.

$ 10 1,635 1,645 - 1,645 45 $ 1,600

$ (158)

$ (249)

1 Long-term debt, excluding current portion in 6/30/10 and 8/31/10, includes securitization of trade receivables.